UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2013

QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14837 (Commission File Number)	75-2756163 (IRS Employer Identification No.)

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
Senior Notes Offering
On June 3, 2013, Quicksilver Resources Inc. (the “Company”) issued a press release announcing the offering of approximately $675 million in aggregate principal amount of senior notes due 2021 through a private placement. This press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
On June 3, 2013, the Company issued a separate press release announcing the offering of approximately $200 million in aggregate principal amount of senior second priority notes due 2019 through a private placement. This press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.
The senior notes and the senior second priority notes (collectively, the “notes”) have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the U.S. Securities Act of 1933, as amended. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the notes, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.
The Company is furnishing the information in this Item 7.01, including Exhibits 99.1 and 99.2, to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.
Item 8.01. Other Events
Komie North Project
Quicksilver Resources Canada Inc. (“QRCI”), a subsidiary of the Company, has been informed by NOVA Gas Transmission Ltd., (“NGTL”) that, in light of the Canadian Governor in Council's failure to approve NGTL's construction of a 75-mile pipeline that would connect NGTL's Alberta system to a meter station to be constructed on QRCI's acreage in the Horn River Basin in British Columbia (the “Komie North Project”), NGTL intends to terminate the Project and Expenditure Authorization, dated as of April 6, 2011, between QRCI and NGTL, as amended (the “PEA”), which authorizes NGTL to construct the Komie North Project and the related meter station.
The PEA requires QRCI to construct a treatment facility and provide financial guarantees to cover NGTL's costs for the Komie North Project. QRCI has provided $14 million in letters of credit to support this obligation. NGTL has indicated that it would terminate the PEA and release the letters of credit pursuant to a letter addressing costs and providing that the only payment by QRCI to NGTL in connection with the termination would be an amount equal to actual costs incurred or paid by NGTL, or for which NGTL is liable, as of the termination date, which amount is expected to be approximately $14 million, subject to the refund of certain amounts if previously purchased equipment is repurposed for other NGTL projects. Upon termination of the PEA as described above, the Commitment Letter, dated as of April 6, 2011, between QRCI and NGTL, as amended, pursuant to which QRCI agreed to deliver gas to the Komie North Project from its properties in Horn River Basin, will also terminate in accordance with its terms.
QRCI maintains its ability to sell gas at the Station 2 and AECO hubs, as its current production is served by existing treating facilities and pipelines.
Reserves Information
In addition, the Company is disclosing under Item 8.01 of this Current Report on Form 8‑K the reserves information attached to this report as Exhibit 99.3, which information is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated June 3, 2013, titled “Quicksilver Launches $675 Million Offering of Senior Notes”
99.2	Press release dated June 3, 2013, titled “Quicksilver Launches $200 Million Offering of Senior Second Priority Notes”
99.3	Quicksilver Resources Inc. Reserves Information

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ John C. Cirone
John C. Cirone
Executive Vice President, General Counsel and Secretary

Date: June 4, 2013

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated June 3, 2013, titled “Quicksilver Launches $675 Million Offering of Senior Notes”
99.2	Press release dated June 3, 2013, titled “Quicksilver Launches $200 Million Offering of Senior Second Priority Notes”
99.3	Quicksilver Resources Inc. Reserves Information